UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

PhaseRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37772	20-4690620
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Harrison Street, Suite 300 Seattle, Washington	98119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 805-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2017, PhaseRx, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (“NASDAQ”) indicating that the Company no longer complies with the minimum stockholders’ equity requirement under NASDAQ Listing Rule 5550(b)(1) for continued listing on The NASDAQ Capital Market because the Company’s stockholders’ equity of approximately $2.2 million as reported in the Company’s Quarterly Report on Form 10-Q is below the required minimum of $2.5 million, and as of August 21, 2017, the Company does not meet the alternative compliance standards relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

In accordance with NASDAQ Listing Rules, the Company has 45 calendar days, or until October 6, 2017, to submit a plan to regain compliance. If the Company’s plan is accepted, NASDAQ may grant the Company an extension of up to 180 calendar days from the date of the notification letter to evidence compliance.

The Company intends to promptly evaluate various courses of action to regain compliance and to timely submit a plan to NASDAQ to regain compliance with the NASDAQ minimum stockholders’ equity standard. However, there can be no assurance that the Company's plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance with the minimum stockholders’ equity standard is not accepted or if it is accepted but the Company does not regain compliance by the end of the extension granted by NASDAQ, or if the Company fails to satisfy another NASDAQ requirement for continued listing, NASDAQ staff could provide notice that the Company’s common stock will become subject to delisting. In such event, NASDAQ rules permit the Company to appeal the decision to reject its proposed compliance plan or any delisting determination to a NASDAQ Hearings Panel. Accordingly, there can be no guarantee that the Company will be able to maintain its NASDAQ listing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PhaseRx, Inc.

Date: August 24, 2017	By:	/s/ Robert W. Overell
Robert W. Overell, Ph.D.
Chief Executive Officer